[STAMP]
                                             FILED
                                      STATE OF WASHINGTON
                                          JUN 18 1999
                                          [ILLEGIBLE]
                                      SECRETARY OF STATE

  [SEAL]  STAFF OF WASHINGTON                      ARTICLES OF AMENDMENT
          [ILLEGIBLE]                                    WASHINGTON
          Ralph Muna, Secretary of State             PROFIT CORPORATION
                                                        [ILLEGIBLE]
                                                          FEE: $30

                                                        [illegible]
o    Please PRINT or TYPE in black ink

o    Sign, date, and return original AND ONE COPY to:

     CORPORATIONS DIVISION
     805 E. UNION  o  PO BOX 40234
     OLYMPIA, WA  96604-0234

o    BE SURE TO INCLUDE FILING FEE.                    [illegible]
     Checks should be made payable to                -----------------------
     "Secretary of State"                            FILED       /         /
                                                     -----------------------

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IMPORTANT! Person to [illegible]       Daytime Phone Number (with area code)

Ariane Joannou                         (619) 459-8133
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                     AMENDMENT TO ARTICLES OF INCORPORATION

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NAME OF CORPORATION  (As currently  recorded with the Office of the Secretary of
State.)

La Jolla Coffee Company, Inc.
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UB NUMBER          CORPORATION NUMBER    AMENDMENTS TO ARTICLES OF INCORPORATION
                   (If different)        WERE ACCEPTED ON

601007729         23842032               Date:   June 15, 1999
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EFFECTIVE DATE     (Specify last effect date [illegible] up to 90 days AFTER
OF ARTICLES OF      receipt of the [illegible] of the Secretary of State.)
AMENDMENT
                   |_|  Specific Date: ______________________
                   |X|  Upon filing by the Secretary of State
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ARTICLES OF AMENDMENT WERE ACCEPTED BY (Please check ONE of the following):

     |_|  Incorporators. Shareholders action was not required
     |X|  Board of Directors. Shareholders action was not required
     |_|  Duly approved sharholder action in accordance with Chapter 235.10.RCW
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           AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE AS FOLLOWS

                                  [illegible]


                   ARTICLE ONE IS AMENDED TO READ AS FOLLOWS:

                       ONE: THE NAME OF THE CORPORATION IS
                    LA JOLLA FRESH SQUEEZED COFFEE CO., INC.



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SIGNATURE OF OFFICER

This document is hereby executed under penalties of perjury; and is to the best of my knowledge true and correct.


/s/ Kurt B Toneys                   Kurt B Toneys                      6-15-99
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Signature of Officer                Printed Name   President           Date

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         INFORMATION AND ASSISTANCE - 360/783-7118 (TTD - 360/753-1085)